Exhibit 4.4

AMENDMENT NO. 2

TO

THIRD AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

This Amendment No. 2 (this “Amendment”) to that certain Third Amended and Restated Registration Rights Agreement, dated as of August 31, 2010, by and among Mascoma Corporation, a Delaware corporation (the “Corporation”), and the Investors and Key Stockholders named therein, as amended (the “Registration Rights Agreement”), is made as of June 1, 2011, by and among the Corporation, Pinnacle Ventures, L.L.C., a Delaware limited liability company (“Pinnacle”), and the holders of Registrable Securities (as defined in the Registration Rights Agreement) listed on the signature pages hereto (“Rights Holders”).

WHEREAS, in connection with the term loan facility to be entered into by and among the Corporation, certain subsidiaries of the Corporation, and Pinnacle pursuant to the Amended and Restated Loan and Security Agreement, dated as of an even date herewith, and the warrant to purchase shares of the Corporation’s Common Stock to be issued to Pinnacle pursuant to that certain Warrant Purchase Agreement, by and among the Corporation and Pinnacle, dated as of even date herewith, the Rights Holders desire to amend the Registration Rights Agreement as set forth in this Amendment;

WHEREAS, Section 14 of the Registration Rights Agreement provides that the Corporation may not enter into an agreement with any holder or prospective holder of any securities of the Corporation that would grant such holder the right to demand registration of shares of the Corporation’s capital stock, or to include such shares in a registration statement that would reduce the number of shares includable by the Holders (as defined in the Registration Rights Agreement) without the consent of the Holders of at least a majority of Registrable Securities held by the Holders (the “Requisite Holders”);

WHEREAS, Section 17(c) of the Registration Rights Agreement provides that the Registration Rights Agreement may be amended with the written consent of the Corporation and the holders of at least a majority in interest of voting power of the then outstanding Registrable Securities issued (collectively, the “Requisite Rights Holders,” and together with the Requisite Holders, the “Requisite Parties”); and

WHEREAS, the Rights Holders party hereto hold a sufficient number of Registrable Securities to constitute the Requisite Parties.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Certain Defined Terms. All capitalized terms used herein and not defined herein shall have the meanings given to such terms in the Registration Rights Agreement, as amended hereby.

2. Amendment to Registration Rights Agreement. (a) Section 1(e) of the Registration Rights Agreement is amended in relevant part to read as set forth below:

“(e) The term “Registrable Securities” means (1) the Common Stock issuable upon conversion of Preferred Stock, (2) the Common Stock purchased by an Investor pursuant to Section 9(b) of the Third Amended and Restated Stockholders Agreement, dated of even date herewith (the “Stockholders Agreement”), by and among the Corporation, the Investors and certain stockholders of the Corporation (or Common Stock for or into which New Securities (as therein defined) purchased by the Investor pursuant to such Section 9(b) may be exercised or converted), (3) any Common Stock of the Corporation issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, such Preferred Stock or Common Stock, (4) any Common Stock of the Corporation issuable upon conversion, exercise or exchange of convertible securities, warrants, options or similar rights issued as a dividend or other distribution with respect to, or in exchange or in replacement of, such Preferred Stock or Common Stock, (5) the Common Stock held by the Key Stockholders, (6) Common Stock issued or issuable under the Share Purchase Agreement, (7) Common Stock issued upon exercise of the warrant issued or issuable to SunOpta Inc., a Canadian company (“SunOpta”) under the Share Purchase Agreement (the “SunOpta Warrant”), or (8) Common Stock issued or issuable to Pinnacle under a certain Warrant Purchase Agreement dated as of May     , 2011 (the “Pinnacle Common Warrant”) by and among the Corporation and Pinnacle Ventures II Equity Holdings, L.L.C., a Delaware limited liability company; provided, however, that shares of Common Stock that are Registrable Securities shall cease to be Registrable Securities (i) when such shares are eligible for sale pursuant to an effective registration statement under the Act or Rule 144 under the Act or (ii) upon a transfer of such shares to a person or entity that is not entitled to the rights provided hereunder.”

(b) Section 2 of the Registration Rights Agreement is amended in relevant part to read: “The foregoing notwithstanding, (a) the Corporation shall not be obligated to effect a registration pursuant to this Section 2 that would become effective less than six months after the effective date of any prior registration effected by the Corporation pursuant to this Section 2; (b) the Corporation shall not be obligated to effect a registration pursuant to this Section 2 unless such registration would include at least twenty percent (20%) of the aggregate of the shares of Common Stock issuable upon conversion of the outstanding shares of Preferred Stock and the shares of Common Stock issued to SunOpta under the Share Purchase Agreement and upon exercise of the SunOpta Warrant and the aggregate price to the public of Registrable Securities to be included in such registration statement for the account of selling Holders is reasonably anticipated to exceed $5,000,000; (c) the Corporation shall not be obligated to effect a registration pursuant to this Section 2 during the period starting with the date that is ninety (90) days prior to the Corporation’s estimated date of filing of, and ending on a date that is one hundred eighty (180) days following the effective date of, a registration statement pertaining to an underwritten public offering of securities for the account of the Corporation, provided that (i) the Corporation delivers notice to the Holders within 30 days of its receipt of the written request from the Holders, (ii) the Corporation is actively employing in good faith its best efforts to cause such registration statement to become effective and (iii) the Corporation’s estimate of the date of filing such registration statement is made in good faith; (d) if the Corporation shall furnish to the Holders a certificate signed by the President of the Corporation stating that in the good faith judgment of the Board of Directors it would be detrimental to the Corporation or its stockholders for a registration statement to be filed in the near future, then the Corporation’s obligation to use

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its best efforts to file a registration statement shall be deferred for a period not to exceed three (3) months, provided, however, that the Corporation may not obtain a deferral pursuant to this clause (d) more than once in any twelve (12) month period; (e) the Corporation may postpone a registration pursuant to this Section 2 for such period of time as may be required to permit the use of regular audited year-end figures with supplemental short period figures for a period not exceeding three months, unless the Holders agree to bear the costs of any special audit required by the underwriters; and for all purposes of this Section 2, shares of Preferred Stock or Common Stock held by Pinnacle (collectively, “Warrant Shares”) as a result of the exercise or conversion of (i) a certain warrant issued to Pinnacle by the Corporation on October 6, 2006, (ii) a certain warrant issued to Pinnacle by the Corporation on February 5, 2008, or (iii) the Pinnacle Common Warrant shall not be considered Registrable Securities hereunder.”

3. Governing Law. This Amendment shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of Delaware without regard to its principles of conflicts of laws.

4. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Page to Follow]

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IN WITNESS WHEREOF, the undersigned parties have executed this Amendment No. 2 to Third Amended and Restated Registration Rights Agreement as an instrument under seal as of the date first written above.

MASCOMA CORPORATION

By:	/s/ William J. Brady
	Name:	William J. Brady
	Title:	Chief Executive Officer

Signature Page to Amendment No. 2 to Third A&R Registration Rights Agreement

PINNACLE VENTURES II-A, L.P. PINNACLE VENTURES II-B, L.P. PINNACLE VENTURES II-C, L.P. PINNACLE VENTURES II-R, L.P.

By:	Pinnacle Ventures Management II, L.L.C., Their general partner

By:
Name:	Robert N. Savoie
Title:	Chief Financial Officer

PINNACLE VENTURES EQUITY FUND I AFFILIATES, L.P. PINNACLE VENTURES EQUITY FUND I, L.P.
PINNACLE VENTURES EQUITY FUND I-O, L.P.

By:	Pinnacle Ventures Equity Management I, L.L.C., Their general partner

By:
Name:	Robert N. Savoie
Title:	Chief Financial Officer

Signature Page to Amendment No. 2 to Third A&R Registration Rights Agreement

DIAMOND ALTERNATIVE ENERGY, LLC

By:
Name:
Title:

Signature Page to Amendment No. 2 to Third A&R Registration Rights Agreement

ATLAS VENTURE FUND VII, L.P.
By:	Atlas Venture Associates VII, L.P., Its General Partner
By:	Atlas Venture Associates VII, Inc., Its General Partner

By:
Name:
Title:

Signature Page to Amendment No. 2 to Third A&R Registration Rights Agreement

Barbara D. Rybeck

Signature Page to Amendment No. 2 to Third A&R Registration Rights Agreement

BERSHAW & CO. C/O CITIBANK CANADA, SECURITIES CAGE

By:
Name:
Title:

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BLUESTEM GROWTH & INCOME FUND III, LLC By: Bluestem Capital Company, LLC

By:
Name:
Title:

BLUESTEM SELECT OPPORTUNITIES FUND, LLC By: Bluestem Capital Company, LLC

By:
Name:
Title:

Signature Page to Amendment No. 2 to Third A&R Registration Rights Agreement

BOWEN BIO-ENERGY, LLC

By:
Name:
Title:

Signature Page to Amendment No. 2 to Third A&R Registration Rights Agreement

BOWEN ENGINEERING CORPORATION

By:
Name:
Title:

Signature Page to Amendment No. 2 to Third A&R Registration Rights Agreement

Bradley D. Spindler

Signature Page to Amendment No. 2 to Third A&R Registration Rights Agreement

BRANT INVESTMENTS LIMITED 99480027

By:
Name:
Title:
c/s

By:
Name:
Title:

BRANT INVESTMENTS LIMITED 99480072

By:
Name:
Title:
c/s

By:
Name:
Title:

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Brian J. Stater

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Bruce A. Jamerson

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CANACCORD GENUITY CORP.

By:
Name:
Title:

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CANACCORD GENUITY CORPORATION ITF PETER J CHANDLER AC# 139-264S-4 (RRSP)

By:
Name:
Title:

CANACCORD GENUITY CORPORATION ITF PETER J CHANDLER AC# 139-264M-2

By:
Name:
Title:

Signature Page to Amendment No. 2 to Third A&R Registration Rights Agreement

CRM HOLDINGS, LLC

By:
Name:
Title:

Signature Page to Amendment No. 2 to Third A&R Registration Rights Agreement

David Mann

Signature Page to Amendment No. 2 to Third A&R Registration Rights Agreement

DAVID NODA AND KAY M. NISHIYAMA (as joint tenants with right of survivorship)

David Noda

Kay M. Nishiyama

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Dean W. Rybeck

Signature Page to Amendment No. 2 to Third A&R Registration Rights Agreement

Eric Lemelson

Signature Page to Amendment No. 2 to Third A&R Registration Rights Agreement

FAGEN, INC.

By:
Name:
Title:

Signature Page to Amendment No. 2 to Third A&R Registration Rights Agreement

FLAGSHIP VENTURES FUND 2004, L.P.

By:	its General Partner Flagship Ventures General Partner LLC

By:	/s/ Noubar B. Afeyan
Manager

Signature Page to Amendment No. 2 to Third A&R Registration Rights Agreement

GC ENTREPRENEURS FUND IV, L.P.
By General Catalyst Partners IV, L.P.,
its General Partner
By General Catalyst GP IV, LLC,
its General Partner

By:	/s/ William J. Fitzgerald
Name:	William J. Fitzgerald
Title:	Member and Chief Financial Officer

GENERAL CATALYST GROUP IV, L.P.
By General Catalyst Partners IV, L.P.,
its General Partner
By General Catalyst GP IV, LLC,
its General Partner

By:	/s/ William J. Fitzgerald
Name:	William J. Fitzgerald
Title:	Member and Chief Financial Officer

Signature Page to Amendment No. 2 to Third A&R Registration Rights Agreement

GENERAL MOTORS VENTURES LLC

By:
Name:
Title:

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BLACKROCK INVESTMENT MANAGEMENT (UK) LIMITED,

by its nominee, HARE & CO.

By:
Name:
Title:

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JAYVEE & CO. INVF0004002

By:
Name:
Title:

c/s

By:
Name:
Title:

JAYVEE & CO. INVF0013002

By:
Name:
Title:

c/s

By:
Name:
Title:

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JAYVEE & CO.
on behalf of MACKENZIE FINANCIAL CORP.

By:
Name:
Title:

c/s

By:
Name:
Title:

Signature Page to Amendment No. 2 to Third A&R Registration Rights Agreement

KHOSLA VENTURES I, L.P.

By:	Khosla Ventures Associates I, LLC, a Delaware limited liability company and general partner of Khosla Ventures I, LP

By:	VK Services, LLC, a Delaware limited liability company and manager of Khosla Ventures Associates I, LLC

By:	/s/ Vinod Khosla
Name:	Vinod Khosla
Title:	Member

Signature Page to Amendment No. 2 to Third A&R Registration Rights Agreement

KPCB HOLDINGS, INC.

By:
Name:
Title:

Signature Page to Amendment No. 2 to Third A&R Registration Rights Agreement

Larry Hannah

Signature Page to Amendment No. 2 to Third A&R Registration Rights Agreement

LOWE’S LTD., L.P.

By:
Name:
Title:

Signature Page to Amendment No. 2 to Third A&R Registration Rights Agreement

MALAYSIAN LIFE SCIENCES CAPITAL FUND

By:
Name:
Title:

Signature Page to Amendment No. 2 to Third A&R Registration Rights Agreement

MPC INVESTMENT LLC

By:	/s/ D.L. Whikehart
Name:	D.L. Whikehart
Title:	Director, Product Supply

Signature Page to Amendment No. 2 to Third A&R Registration Rights Agreement

PIPER JAFFRAY & CO.

By:
Name:
Title:

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PURDUE RESEARCH FOUNDATION

By:
Name:
Title:

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R. Jeremy Grantham

Signature Page to Amendment No. 2 to Third A&R Registration Rights Agreement

Robert L. Bowen

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ROCH ENTERPRISES, L.P.

By:
Name:
Title:

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Rod Fuller

Signature Page to Amendment No. 2 to Third A&R Registration Rights Agreement

STACK, LLC

By:
Name:
Title:

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SUNOPTA INC.

By:	/s/ Jeremy N. Kendall
Name:
Title:	CHAIRMAN

Signature Page to Amendment No. 2 to Third A&R Registration Rights Agreement

Susan Williams

Signature Page to Amendment No. 2 to Third A&R Registration Rights Agreement

Terry L. Bowen

Signature Page to Amendment No. 2 to Third A&R Registration Rights Agreement

Todd Noffke

Signature Page to Amendment No. 2 to Third A&R Registration Rights Agreement

VANTAGEPOINT CLEANTECH PARTNERS, L.P.
By:	VantagePoint CleanTech Associates, L.L.C., Its General Partner

By:
Name:	Alan E. Salzman
Title:	Managing Member

VPVP CLEANTECH HOLDINGS 2006, L.L.C.
By:	VantagePoint Venture Partners 2006 (Q), L.P., Its Sole Member
By:	VantagePoint Venture Associates 2006, L.L.C., Its Managing Member

By:
Name:	Alan E. Salzman
Title:	Managing Member

Signature Page to Amendment No. 2 to Third A&R Registration Rights Agreement

Wendy Strub

Signature Page to Amendment No. 2 to Third A&R Registration Rights Agreement

WILDSTOIC LLC

By:
Name:
Title:

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WILSEY INVEST LTD.

By:
Name:
Title:

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TRIMARK RESOURCES FUND

(formerly, TRIMARK CANADIAN RESOURCES FUND),

by its Manager, INVESCO TRIMARK LTD.

(formerly AIM FUNDS MANAGEMENT INC.)

By:
Name:	Theodor Heldman
Title:	VP & Chief Financial Officer, Funds

c/s

By:
Name:	David C. Warren
Title:	Chief Admin Officer, NA Retail

Signature Page to Amendment No. 2 to Third A&R Registration Rights Agreement